UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) (July 28, 2008)

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8
(Address of principal executive offices and Zip Code)

403-975-9399
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Tamm Oil and Gas Corp is referred to herein as “we” or “us” or “our”.

On May 20, 2008, we entered into an agreement  with: (a) 1384482 Alberta Ltd., a corporation formed in accordance with the laws of the Province of Alberta, Canada; (b) 1132559 Alberta Ltd., a corporation formed in accordance with the laws of the Province of Alberta, Canada; and (c) certain stockholders of 1132559 Alberta Ltd (“the Agreement”). In that Agreement and in connection with the transactions contemplated therewith, our then Director, Sean Dickenson, agreed to return 34,000,000 shares of our common stock (the “34,000,000 Shares) which he held to us for cancellation. On July 28, 2008, our Board of Directors executed a unanimous written consent directing our transfer agent to cancel the 34,000,000 Shares for return to our treasury. On August 6, 2008 our transfer agent cancelled the 34,000,000 shares and the shares were returned to treasury. After the cancellation, our common stock issued and outstanding was reduced from 118,313,000 to 84,313,000 and our authorized but unissued shares were increased from 631,687,000 to 665,687,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Date: August 11, 2008	By:	/s/ Wiktor Musial
Wiktor Musial, President